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                                                                   Exhibit 10.15

                                 Schedule 2.1
                                    to the
                 Directors' Deferred Compensation and Benefits
                                Trust Agreement

             Benefit Plans and Other Arrangements Subject to Trust


  (1) Sunoco, Inc. Directors' Deferred Compensation Plan;

  (2) The entire funding for all the Indemnification Agreements with the directors set forth below shall be Five Million Dollars ($5,000,000.00) in the aggregate upon a Potential Change in Control, and an amount upon a Change in Control calculated on the basis of the Indemnification Agreements with the following directors:

      (a)  Raymond E. Cartledge
      (b)  Robert J. Darnall
      (c)  Mary J. Evans
      (d)  Thomas P. Gerrity
      (e)  Rosemarie B. Greco
      (f)  James G. Kaiser
      (g)  Robert D. Kennedy
      (h)  Norman S. Matthews
      (i)  R. Anderson Pew
      (j)  G. Jackson Ratcliffe
      (k)  Alexander B. Trowbridge

  (3) Benefits payable to former directors of the Company (or their beneficiaries) in pay status as of the date of termination of the Sunoco, Inc. Non-Employee Directors' Retirement Plan.